TPG Reports Second Quarter 2025 Financial Results Quarter Ended June 30, 2025

TPG | 2 San Francisco and Fort Worth, Texas – August 6, 2025 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited second quarter 2025 results. TPG issued a full detailed presentation of its second quarter ended June 30, 2025 results, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com. “We delivered outstanding results in the second quarter, reflecting the strength and durability of TPG’s franchise. Our Distributable Earnings for the quarter increased 26% year-over-year, and we declared a record quarterly dividend. On the capital formation front, we had the second highest fundraising quarter in our history and the strongest credit fundraising quarter ever,” said Jon Winkelried, Chief Executive Officer. “We are entering the back half of the year with significant momentum across each of our platforms and look forward to continuing to deliver strong investment performance for our clients and build long term value for our shareholders.” Dividend TPG has declared a quarterly dividend of $0.59 per share of Class A common stock to holders of record at the close of business on August 18, 2025, payable on September 2, 2025. Conference Call TPG will host a conference call and live webcast at 11:00 am ET. It may be accessed by dialing (800) 274-8461 (US toll-free) or (203) 518-9814 (international), using the conference ID TPGQ225. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG's website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG's website. About TPG TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $261 billion of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. Shareholders Media Gary Stein and Evanny Huang Luke Barrett and Julia Sottosanti shareholders@tpg.com media@tpg.com TPG Reports Second Quarter 2025 Results

TPG | 3 TPG Reports Second Quarter 2025 Results Forward Looking Statements; No Offers; Non-GAAP Information This document may contain “forward-looking” statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits, or unexpected costs related to the integration, of acquired companies; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions and uncertainties, among various other risks discussed in the Company’s SEC filings. For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements included elsewhere in this document and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this document speaks only as of the date of this document. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this document, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the document. This document does not constitute an offer of any TPG fund. Throughout this document, all current period amounts are preliminary and unaudited; totals may not sum due to rounding. See the Reconciliations and Disclosures Section of this document for reconciliations of Non-GAAP to the most comparable GAAP measures.

Second Quarter 2025 Results

GAAP Statements of Operations (Unaudited)

- Net income of $30 million for 2Q'25 compared to 2Q'24 net loss of $58 million
- Net income attributable to TPG Inc. of $15 million for 2Q'25 compared to net loss of $14 million in 2Q'24

($ in thousands, except share and per share amounts)	2Q'24	2Q'25	2Q'24 YTD	2Q'25 YTD
Revenues				
Fees and other	$ 522,800	$ 569,074	$ 1,035,095	$ 1,112,529
Capital allocation-based income	221,394	351,463	533,170	842,884
Total revenues	**744,194**	**920,537**	**1,568,265**	**1,955,413**
Expenses				
Compensation and benefits:				
Cash-based compensation and benefits	191,486	208,621	397,822	432,191
Equity-based compensation	227,542	209,622	455,450	415,454
Performance allocation compensation	133,753	233,437	330,187	532,142
Total compensation and benefits	552,781	651,680	1,183,459	1,379,787
General, administrative and other	170,184	182,335	321,816	346,646
Depreciation and amortization	32,079	30,808	65,044	62,190
Interest expense	21,502	25,308	42,624	49,368
Total expenses	**776,546**	**890,131**	**1,612,943**	**1,837,991**
Investment income (loss)				
Net gains (losses) from investment activities	(16,652)	(791)	(21,850)	(2,878)
Interest, dividends and other	13,816	9,722	26,720	18,970
Total investment income (loss)	**(2,836)**	**8,931**	**4,870**	**16,092**
Income (loss) before income taxes	**(35,188)**	**39,337**	**(39,808)**	**133,514**
Income tax expense	22,390	9,226	26,776	15,575
Net income (loss)[1]	**(57,578)**	**30,111**	**(66,584)**	**117,939**
Net income (loss) attributable to non-controlling interests in TPG Operating Group	(57,292)	(30,865)	(112,329)	(42,964)
Net income (loss) attributable to other non-controlling interests	13,691	46,035	44,203	120,569
Net income (loss) attributable to TPG Inc.	**$ (13,977)**	**$ 14,941**	**$ 1,542**	**$ 40,334**
Net income (loss) per share data:				
Net income (loss) available to Class A common stock per share				
Basic	*$ (0.15)*	*$ 0.03*	*$ (0.08)*	*$ 0.10*
Diluted	*$ (0.19)*	*$ (0.05)*	*$ (0.29)*	*$ (0.05)*
Weighted-average shares of Class A common stock outstanding				
Basic	*101,690,961*	*133,404,634*	*95,402,371*	*125,450,638*
Diluted	*364,765,098*	*370,142,783*	*364,558,007*	*369,753,038*

1. Operating profit margin, defined as net income divided by total revenue, was (7.7%) for 2Q'24 and 3.3% for 2Q'25.

TPG | 5

TPG | 6 Operating Metrics ($B) Non-GAAP Financial Measures ($M) Second Quarter and Year to Date Highlights 2Q’24 2Q’25 2Q’24 YTD 2Q’25 YTD Fee-Related Revenues (“FRR”) $459 $495 $910 $971 Fee-Related Earnings (“FRE”) 201 220 384 401 Realized Performance Allocations, Net 26 87 58 127 After-Tax Distributable Earnings (“After-tax DE”) 207 268 387 455 2Q’24 4Q’24 1Q’25 2Q’25 Assets Under Management (“AUM”) $229.0 $245.9 $250.6 $261.3 Fee-Earning Assets Under Management (“FAUM”) 137.0 141.3 142.8 146.4 Net Accrued Performance 0.9 1.0 1.0 1.0 Available Capital 53.2 57.6 57.0 62.5 2Q’24 2Q’25 2Q’24 YTD 2Q’25 YTD Capital Raised $6.3 $11.3 $11.0 $17.2 Capital Invested 7.6 10.4 14.1 17.7 Realizations 5.4 6.5 10.2 10.8 ▪ 2Q’25 FRR of $495 million increased 8% versus 2Q’24, with 2Q’25 FRE of $220 million and 2Q’25 After-tax DE of $268 million ▪ Total AUM of $261 billion, up 14% in the last twelve months; FAUM of $146 billion, up 7% over the same period See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. Tie to next page Tie to OM section

TPG | 7 Non-GAAP Financial Measures ▪ FRE increased 9% from $201 million in 2Q’24 to $220 million in 2Q’25; FRE margin stayed consistent in 2Q’25 compared to 2Q’24 at 44% ▪ After-tax DE of $268 million in 2Q’25, an increase from $207 million in 2Q’24, primarily driven by realized performance allocations, net and FRE, partially offset by a decrease in realized investment income and other, net See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Realized investment income and other, net includes activity considered non-core to our Fee-Related Earnings operations, including 2Q’25 expenses of $10 million related to our unoccupied lease space and $8 million for acquisition diligence activity. ($ in thousands) 2Q’24 2Q’25 2Q’24 YTD 2Q’25 YTD 2Q’25 LTM Fee-Related Revenues Management fees $ 413,275 $ 450,463 $ 815,959 $ 863,623 $ 1,673,374 Fee-related performance revenues 4,485 6,768 8,360 12,969 37,641 Transaction, monitoring and other fees, net 34,146 34,835 68,301 88,808 168,151 Other income 7,090 3,053 17,584 5,983 13,470 Fee-Related Revenues 458,996 495,119 910,204 971,383 1,892,635 Fee-Related Expenses Cash-based compensation and benefits, net 164,746 174,345 346,429 367,894 710,466 Fee-related performance compensation 2,242 3,384 4,180 6,484 18,820 Operating expenses, net 90,744 97,873 175,960 195,926 381,678 Fee-Related Expenses 257,732 275,602 526,569 570,304 1,110,964 Fee-Related Earnings 201,264 219,517 383,635 401,079 781,671 Realized performance allocations, net 25,979 87,037 57,531 126,658 263,709 Realized investment income and other, net(1) 5,910 (5,716) (3,405) (9,678) (13,976) Depreciation expense (4,722) (5,157) (10,337) (10,107) (20,157) Interest expense, net (7,672) (17,205) (17,659) (31,697) (50,147) Distributable Earnings 220,759 278,476 409,765 476,255 961,101 Income taxes (14,120) (10,186) (22,501) (21,229) (56,065) After-Tax Distributable Earnings $ 206,639 $ 268,290 $ 387,264 $ 455,026 $ 905,037 Tie to: -prior page -qtrly statement in back -G-NG qtrly statment in back

TPG | 8 $816 $864 $276 $225 $79 $133 $96 $130 $151 $164 $104 $110 $70 $71$39 $31 2Q’24 YTD 2Q’25 YTD $201 $220 2Q’24 2Q’25 $384 $401 2Q’24 YTD 2Q’25 YTD $413 $450 $141 $114 $40 $88 $48 $66 $77 $82 $53 $50$35 $36$21 $15 2Q’24 2Q’25 ▪ 2Q’25 FRR increased 8% over 2Q’24 primarily driven by management fees resulting from fundraising in Growth VI in the Growth platform and Rise Climate II in the Impact platform ▪ FRE margin stayed consistent in 2Q’25 compared to 2Q’24 at 44%; 2Q’25 YTD FRE margin of 41% See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Catch-up management fees totaled $25 million and $43 million for 2Q’24 and 2Q’25, respectively. Fee-Related Earnings Management Fees by Platform(1) ($M) ($M) +9% Capital Growth Impact TPG AG Credit +6% TPG AG Real Estate Real Estate Market Solutions Fee-Related Earnings

TPG | 9 $207 $268 2Q’24 2Q’25 $387 $455 2Q’24 YTD 2Q’25 YTD Distributable Earnings ▪ After-tax DE increased from $207 million in 2Q’24 to $268 million for 2Q’25, primarily driven by realized performance allocations, net and FRE, offset by a decrease in realized investment income and other, net After-tax DE ($M) See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. Distributable Earnings Mix FRE All Other Sources of Pre-tax DE 92% 8% 79% 21% 1Q’25 2Q’25

TPG | 10 Capital $58 Growth $43 Impact $5 TPG AG Credit $18 TPG AG Real Estate $1 Real Estate $2 2Q’25 YTD Realized Performance Allocations, Net Capital $31 Growth $43 Impact $— TPG AG Credit $12 TPG AG Real Estate $1 ▪ Realized performance allocations, net were $87 million in 2Q’25, primarily driven by Growth IV in the Growth platform, TPG VII in the Capital platform, and Credit Solutions II in TPG AG Credit ▪ Realized performance allocations, net for 2Q’25 YTD were $127 million, primarily driven by TPG VII and TPG VIII in the Capital platform, Growth IV in the Growth platform, Rise Climate I in the Impact platform, and Credit Solutions II and MMDL IV in TPG AG Credit Realized Performance Allocations, Net 2Q’25 Realized Performance Allocations, Net ($M) ($M) Total $127 Total $87 Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions <$1

TPG | 11 $500 $200 $126 $80 $55 $26 $20 Net Accrued Performance Net Accrued Performance by Fund Vintage ($M) 1Q’25 2Q’25 2019 & Prior $682 $616 2020 117 128 2021 80 85 2022 126 161 2023 9 9 2024 6 8 Total $1,020 $1,007 2Q’25 Net Accrued Performance Total $1.0B ($M) $1,020 +$74 ($87) $1,007 1Q’25 Value Creation & Other Realized Gains 2Q’25 2Q’25 Net Accrued Performance Walk ($M) Investment Appreciation / (Depreciation) Platform 2Q’25 2Q’25 YTD Capital 3.0% 6.4% Growth 0.8% 2.9% Impact 2.7% 3.4% TPG Angelo Gordon TPG AG Credit 2.0% 4.6% TPG AG Real Estate 0.2% 0.8% Real Estate 2.5% 9.8% Market Solutions(1) 1.1% 3.7% Loan Level Return CLOs 2Q’25 2Q’25 YTD U.S. CLOs 2.5% 3.2% European CLOs 1.2% 1.9% 1. Due to the nature of their strategy, Appreciation / (Depreciation) in the Market Solutions platform above includes information for certain funds as of March 31, 2025. Accordingly, those funds’ performance information does not reflect any fund activity for the quarter ended June 30, 2025 and therefore does not cover the same period presented for other funds. Any activity occurring during the quarter ended June 30, 2025 will be reflected in the performance information presented in future reporting. Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

TPG | 12 GAAP Balance Sheet (Unaudited) ▪ Cash and cash equivalents totaled $1.1 billion at the end of 2Q’25; debt obligations increased to $1.6 billion primarily due to borrowings of $380 million on the Senior Unsecured Revolving Credit Facility during 2025 ▪ Investments increased $0.4 billion from $7.5 billion in 4Q’24 to $7.9 billion in 2Q’25 primarily resulting from investments in our funds 1. Includes TPG Inc. Class A and Class B common stock as well as additional paid-in-capital and retained earnings. ($ in thousands) 4Q’24 2Q’25 Assets Cash and cash equivalents $ 808,017 $ 1,112,027 Investments 7,503,281 7,932,744 Other assets 1,254,025 2,004,233 Intangible assets, net and goodwill 969,786 917,311 Total assets 10,535,109 11,966,315 Liabilities and equity Liabilities Debt obligations 1,281,984 1,610,589 Accrued performance allocation compensation 4,376,523 4,507,026 Other liabilities 1,284,613 2,289,244 Total liabilities 6,943,120 8,406,859 Equity TPG Inc.(1) 784,101 991,875 Non-controlling interests 2,807,888 2,567,581 Total equity 3,591,989 3,559,456 Total liabilities and equity $ 10,535,109 $ 11,966,315 Tie to B/S G- NG in back

TPG | 13 ▪ Cash and cash equivalents totaled $170 million at the end of 2Q’25 ▪ At the end of 2Q’25, our net debt(1) was $1.5 billion and our undrawn Senior Unsecured Revolving Credit Facility capacity was $1.4 billion ▪ Our borrowings primarily include our Senior and Subordinated Notes with a principal amount of $1.0 billion and our Senior Unsecured Revolving Credit Facility with a drawn amount of $380 million Senior Notes, Mar-2034 Subordinated Notes, Mar-2064 Secured Notes, Jun-2038(3) Senior Unsecured Revolving Credit Facility Non-GAAP Balance Sheet Highlights See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Net debt comprised of $1.6 billion in debt principal less $170 million of cash and cash equivalents. 2. Shown at face value; excludes certain short term lines of credit. 3. If the Secured Notes are not redeemed on or prior to June 20, 2028, we are required to pay additional interest equal to 4.0% per annum. ($ in millions) 1Q’25 2Q’25 Cash and cash equivalents $ 120 $ 170 Net accrued performance 1,020 1,007 Investments in funds 1,263 1,363 Cash and investments, net 2,403 2,540 Debt obligations $ 1,483 $ 1,611 $600 $400 $250 $380 2Q’25 Long Term Debt Obligations(2) Total $1.6B ($M) Credit Ratings Moody’s A3 S&P BBB+ Fitch BBB+ Available Liquidity $1.5 billion Cash, cash equivalents, and available revolver Tie to B/S G- NG in back

Operating Metrics

TPG | 15 $137 $146 $38 $36 $12 $15 $14 $19 $41 $45 $14 $15$12 $12$6 $5 2Q’24 2Q’25 $229 $261 $72 $76 $27 $30 $19 $29 $67 $80 $18 $19 $17 $18 $8 $9 2Q’24 2Q’25 Assets Under Management and Fee-Earning AUM ▪ 2Q’25 AUM rose 14% from 2Q’24 to $261.3 billion, primarily driven by capital raised of $36.4 billion, including $5.8 billion in Rise Climate II within the Impact platform and $2.9 billion in Credit Solutions III within AG Credit, partially offset by realizations of $23.4 billion ▪ 2Q’25 FAUM increased 7% from 2Q’24 to $146.4 billion, primarily driven by deployment of $14.2 billion, including $2.1 billion in MMDL V and $1.9 billion in Essential Housing III within AG Credit, and fee-earning capital raised of $13.2 billion; realizations were $13.8 billion Assets Under Management Fee-Earning AUM ($B) ($B) +14% +7% Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

Assets Under Management and Fee-Earning AUM Duration

- At the end of 2Q'25, long-dated funds with a duration of 10 or more years[(1)] totaled $172.8 billion, or 66%, of our AUM; $37.3 billion of our AUM, or 14%, was in perpetual funds[(2)]
- At the end of 2Q'25, long dated funds with a duration of 10 or more years[(1)] totaled $99.8 billion, or 68%, of our FAUM; $16.5 billion of our FAUM, or 11%, was in perpetual funds[(2)]

AUM by Duration at Inception



<1%
14%
19%
Total
$261B
66%
~80%

FAUM by Duration at Inception



11%
21%
Total
$146B
68%
~79%

0-4 Years | 5-9 Years | 10+ Years | Perpetual

For the grouping of years on duration, 0-4 Years represents a term equal to 4 years or less; 5-9 Years represents a term greater than 4 and less than or equal to 9; 10+ Years represents a term greater than 9.
1. Defined as the number of years between fund activation and contractual fund winddown, prior to any extensions, as of June 30, 2025.
2. Perpetual capital refers to AUM that has an indefinite term, and for which there is no predetermined requirement to return invested capital to investors upon the realization of investments. See the Definitions in the Reconciliations and Disclosures Section of this document for more information.

TPG | 16

TPG | 17 Capital $0.7 Growth $0.0 TPG AG Credit $4.4 TPG AG Real Estate $2.2 Market Solutions $0.2 Capital $3.0 Growth $2.8 Impact $1.7 TPG AG Credit $10.1 TPG AG Real Estate $0.9 Real Estate $2.5 Market Solutions $1.6 ▪ AUM Subject to Fee-Earning Growth totaled $30.1 billion at the end of 2Q’25 and includes AUM Not Yet Earning Fees (capital commitments that generate new management fees once deployed) and FAUM Subject to Step-Up (capital commitments that generate a higher rate of management fees as deployed or over time) ▪ At the end of 2Q’25, our AUM Subject to Fee-Earning Growth represents 21% of FAUM and the potential fee- related revenue opportunity associated with both AUM Not Yet Earning Fees and FAUM Subject to Step-Up is estimated at approximately $194 million annually(1) AUM Not Yet Earning Fees FAUM Subject to Step-Up ($B) ($B) Total $23 Total $8 AUM Subject to Fee-Earning Growth 1. Represents the sum of the gross revenue opportunity for each fund with AUM Subject to Fee-Earning Growth. For AUM Not Yet Earnings Fees, this is calculated as the incremental amount of uncalled capital that would be called to achieve an expected range of total deployment, factoring in leverage where applicable, multiplied by the fee rate that we anticipate would be earned on such capital. For FAUM Subject to Step Up, this is calculated as the increase to management fees from either (i) certain funds whose fee rates increase as capital is deployed or (ii) certain funds where fee rates increase for certain investors over the life of the fund. Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions <$0.1

TPG | 18 Capital $55.4 Growth $23.9 Impact $16.5 TPG AG Credit $57.8 TPG AG Real Estate $5.5 Real Estate $3.9 Market Solutions $6.3 Capital $56.3 Growth $25.3 Impact $25.2 TPG AG Credit $68.4 TPG AG Real Estate $18.7 Real Estate $18.2 Market Solutions $7.9 ▪ Performance Eligible AUM refers to AUM that is currently producing, or may eventually produce, performance revenues, and totaled $220.0 billion, or 84% of total AUM, at the end of 2Q’25 ▪ Performance Generating AUM refers to AUM that is currently producing performance revenues, and totaled $169.3 billion, or 65% of total AUM, at the end of 2Q’25 Performance Eligible AUM Performance Generating AUM ($B) ($B) Total $220 Total $169 Performance Eligible and Generating AUM Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

AUM Rollforward

Three Months Ended June 30, 2025				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
AUM								
Balance as of Beginning of Period	$ 76,016	$ 28,792	$ 28,030	$ 73,430	$ 18,635	$ 18,051	$ 7,668	$ 250,621
Capital Raised	128	2,678	1,256	5,356	150	66	1,669	11,303
Realizations	(2,137)	(2,086)	(212)	(1,051)	(651)	(208)	(133)	(6,478)
Outflows[1]	—	—	—	(175)	—	—	(1)	(176)
Changes in Investment Value and Other[2]	2,238	387	(179)	2,601	615	327	69	6,061
AUM as of end of period	**$ 76,245**	**$ 29,771**	**$ 28,894**	**$ 80,161**	**$ 18,749**	**$ 18,239**	**$ 9,272**	**$ 261,331**

Twelve Months Ended June 30, 2025				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
AUM								
Balance as of Beginning of Period	$ 71,758	$ 26,670	$ 19,350	$ 67,486	$ 18,250	$ 17,322	$ 8,138	$ 228,974
Capital Raised	4,495	4,514	9,678	12,783	1,532	586	2,785	36,373
Realizations	(6,630)	(3,991)	(1,041)	(7,046)	(2,666)	(1,401)	(670)	(23,444)
Outflows[1]	—	—	—	(527)	—	—	(1,057)	(1,584)
Changes in Investment Value and Other[2]	6,622	2,578	907	7,464	1,632	1,733	76	21,012
AUM as of end of period	**$ 76,245**	**$ 29,771**	**$ 28,894**	**$ 80,161**	**$ 18,749**	**$ 18,239**	**$ 9,272**	**$ 261,331**

1. Outflows represent redemptions and withdrawals.
2. Changes in Investment Value and Other consists of changes in fair value, capital invested, available capital and net fund-level asset related leverage activity plus other investment activities.

TPG | 19

FAUM Rollforward

Three Months Ended June 30, 2025				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
FAUM								
Balance as of Beginning of Period	$ 36,025	$ 13,120	$ 18,575	$ 43,633	$ 14,659	$ 11,720	$ 5,062	$ 142,794
Fee-Earning Capital Raised[1]	—	1,822	553	304	—	—	232	2,910
Deployment[2]	—	178	49	2,365	240	34	—	2,867
Realizations[3]	(207)	(601)	(100)	(1,117)	(521)	(30)	(6)	(2,583)
Reduction in Fee Base[4]	—	—	—	(99)	—	—	—	(100)
Outflows[5]	—	—	—	(173)	—	—	(1)	(175)
Market Activity and Other[6]	11	1	—	453	213	227	(203)	702
FAUM as of end of period	**$ 35,829**	**$ 14,520**	**$ 19,077**	**$ 45,365**	**$ 14,590**	**$ 11,951**	**$ 5,083**	**$ 146,415**

Twelve Months Ended June 30, 2025				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
FAUM								
Balance as of Beginning of Period	$ 38,200	$ 12,364	$ 13,586	$ 41,099	$ 14,317	$ 11,744	$ 5,677	$ 136,987
Fee-Earning Capital Raised[1]	—	2,818	7,718	948	816	—	917	13,217
Deployment[2]	618	713	815	10,754	1,016	185	84	14,186
Realizations[3]	(2,035)	(1,401)	(363)	(8,183)	(1,545)	(279)	(42)	(13,849)
Reduction in Fee Base[4]	(940)	—	(2,679)	(196)	(271)	(1)	(194)	(4,279)
Outflows[5]	—	—	—	(518)	—	—	(1,029)	(1,547)
Market Activity and Other[6]	(13)	26	—	1,461	255	302	(330)	1,701
FAUM as of end of period	**$ 35,829**	**$ 14,520**	**$ 19,077**	**$ 45,365**	**$ 14,590**	**$ 11,951**	**$ 5,083**	**$ 146,415**

1. Fee-Earning Capital Raised represents capital raised by our funds for which management fees calculated based on commitments or subscriptions were activated during the period.
2. Deployment represents increases in investment cost and CLO collateral assets, as well as capital called for investments.
3. Realizations represent decreases in investment cost and CLO collateral assets, as well as distributions of investment related proceeds.
4. Reduction in Fee Base represents decreases in the fee basis for funds where the investment or commitment fee period has expired, and the fee base has reduced from commitment base to actively invested capital. It also includes reductions for funds that are no longer fee paying.
5. Outflows represent redemptions and withdrawals.
6. Market Activity and Other represents income activity for our funds for which management fees are calculated based on invested net capital or net asset value, as well as foreign exchange fluctuations.

TPG | 20

TPG | 21 Other Operating Metrics Capital Raised 2Q’24 2Q’25 2Q’24 YTD 2Q’25 YTD Capital $ 888 $ 128 $ 2,191 $ 1,174 Growth 222 2,678 657 3,492 Impact 113 1,256 191 2,978 TPG Angelo Gordon TPG AG Credit 4,513 5,356 6,647 7,006 TPG AG Real Estate 334 150 966 666 Real Estate 36 66 36 208 Market Solutions 193 1,669 271 1,685 Total $ 6,299 $ 11,303 $ 10,959 $ 17,209 ▪ We have invested approximately $36.6 billion during the last twelve months with $62.5 billion of capital available for deployment at the end of 2Q’25 Available Capital 2Q’24 2Q’25 Capital $ 17,078 $ 13,648 Growth 4,605 6,701 Impact 4,602 10,875 TPG Angelo Gordon TPG AG Credit 11,215 15,517 TPG AG Real Estate 7,280 6,873 Real Estate 6,786 5,902 Market Solutions 1,671 3,029 Total $ 53,237 $ 62,545 Capital Invested 2Q’24 2Q’25 2Q’24 YTD 2Q’25 YTD Capital $ 1,178 $ 1,677 $ 1,949 $ 3,155 Growth 567 1,414 1,060 2,104 Impact 87 821 483 1,093 TPG Angelo Gordon TPG AG Credit 4,459 4,336 7,577 8,340 TPG AG Real Estate 585 582 1,103 1,043 Real Estate 608 948 1,672 1,137 Market Solutions 131 599 240 850 Total $ 7,615 $ 10,377 $ 14,084 $ 17,722 Realizations 2Q’24 2Q’25 2Q’24 YTD 2Q’25 YTD Capital $ 1,308 $ 2,137 $ 3,213 $ 3,136 Growth 1,061 2,086 1,301 2,507 Impact 280 212 919 552 TPG Angelo Gordon TPG AG Credit 1,740 1,051 3,184 2,724 TPG AG Real Estate 576 651 1,079 1,230 Real Estate 301 208 364 439 Market Solutions 97 133 188 191 Total $ 5,363 $ 6,478 $ 10,248 $ 10,779 (All tables in $M) Tie to AUM roll

Supplemental Details

GAAP and Non-GAAP Performance Allocations

	Three Months Ended June 30, 2025				
($ in thousands)	GAAP Total[1]	Less: GAAP Unrealized	GAAP Realized	Less: Non-GAAP Adjustments[2]	Non-GAAP Realized
Capital	$ 206,862	$ 58,981	$ 147,881	$ 116,757	$ 31,124
Growth	3,332	(221,518)	224,850	182,108	42,742
Impact	54,037	53,966	71	56	15
TPG Angelo Gordon					
TPG AG Credit	*56,540*	*(4,230)*	*60,770*	*48,616*	*12,154*
TPG AG Real Estate	*(24,281)*	*(29,292)*	*5,011*	*4,009*	*1,002*
Real Estate	(21,744)	(21,744)	—	—	—
Market Solutions	61,043	61,043	—	—	—
Total	**$ 335,789**	**$ (102,794)**	**$ 438,583**	**$ 351,546**	**$ 87,037**

	Six Months Ended June 30, 2025				
($ in thousands)	GAAP Total[1]	Less: GAAP Unrealized	GAAP Realized	Less: Non-GAAP Adjustments[2]	Non-GAAP Realized
Capital	$ 450,751	$ 175,227	$ 275,524	$ 217,539	$ 57,985
Growth	77,527	(170,428)	247,955	205,213	42,742
Impact	69,605	48,124	21,481	16,947	4,534
TPG Angelo Gordon					
TPG AG Credit	*125,289*	*33,777*	*91,512*	*73,210*	*18,302*
TPG AG Real Estate	*(75,655)*	*(80,666)*	*5,011*	*4,009*	*1,002*
Real Estate	86,149	75,684	10,465	8,372	2,093
Market Solutions	52,683	52,683	—	—	—
Total	**$ 786,349**	**$ 134,401**	**$ 651,948**	**$ 525,290**	**$ 126,658**

1. Includes certain TPG Operating Group Excluded entities whose performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 23

GAAP and Non-GAAP Net Accrued Performance

As of March 31, 2025 *($ in millions)*	Capital	Growth	Impact	TPG Angelo Gordon Credit	TPG Angelo Gordon Real Estate	Real Estate	Market Solutions	Total
GAAP Total	$ 3,041	$ 1,641	$ 587	$ 402	$ 326	$ 162	$ 37	$ 6,196
Less: Excluded Assets[1]	48	233	—	—	—	9	—	290
Less: Non-GAAP Adjustments[2]	2,504	1,171	472	322	265	122	30	4,886
Non-GAAP Total	**$ 489**	**$ 237**	**$ 115**	**$ 80**	**$ 61**	**$ 31**	**$ 7**	**$ 1,020**

As of June 30, 2025 *($ in millions)*	Capital	Growth	Impact	TPG Angelo Gordon Credit	TPG Angelo Gordon Real Estate	Real Estate	Market Solutions	Total
GAAP Total	$ 3,097	$ 1,419	$ 641	$ 398	$ 296	$ 140	$ 98	$ 6,089
Less: Excluded Assets[1]	48	224	—	—	—	9	—	281
Less: Non-GAAP Adjustments[2]	2,549	995	515	318	241	105	78	4,801
Non-GAAP Total	**$ 500**	**$ 200**	**$ 126**	**$ 80**	**$ 55**	**$ 26**	**$ 20**	**$ 1,007**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 24

TPG | 25 Participating Shares Outstanding (shares) 3/31/2025 Net Change 6/30/2025 Net Change Estimated Record Date 8/18/2025(1) TPG Inc. Diluted Shares Outstanding Class A common stock outstanding 123,552,251 21,044,664 144,596,915 3,043,748 147,640,663 Common Units exchangeable into Class A common stock 245,970,148 (21,111,864) 224,858,284 — 224,858,284 Diluted Class A common stock outstanding 369,522,399 (67,200) 369,455,199 3,043,748 372,498,947 Restricted Stock Units Special Purpose Awards(2) 12,223,420 (155,157) 12,068,263 Ordinary Service Awards 9,681,707 70,667 9,752,374 Total participating shares outstanding(3) 391,427,526 (151,690) 391,275,836 1. For the purposes of calculating our per share metrics, estimated record date share count as of our earnings announcement is used given our dividend is based on our After-tax DE and all holders of Class A common stock at record date will be entitled to our dividend. Pursuant to the Transaction Agreement executed in connection with the Peppertree acquisition, 5,372,330 Common Units issued at the acquisition’s closing were excluded from the calculation of 2Q’25’s per share metrics and dividend. 2. Includes 583,821 Market Condition awards that have vested, but have not yet been settled. 3. Excludes unvested Market and Performance Condition awards, as these awards are not considered participating as they (i) do not participate in dividends or (ii) accrue dividends only to be paid upon vesting. Tie to Dividends page

TPG | 26 FRE, After-Tax DE, and Dividends Per Class A Common Stock ▪ FRE attributable to TPG Inc. of $0.59 per share for 2Q’25 and $1.08 per share for 2Q’25 YTD ▪ After-tax DE attributable to TPG Inc. of $0.69 per share for 2Q’25, and $1.17 per share for 2Q’25 YTD ▪ Declared dividend of $0.59 per share for 2Q’25 on August 6, 2025, with a record date of August 18, 2025 and payable date of September 2, 2025; dividends declared total $1.00 per share for 2Q’25 YTD ($ in thousands, except share and per share amounts) 1Q’25 2Q’25 After-tax Distributable Earnings attributable to TPG Inc. Class A common stockholders Pre-tax Distributable Earnings $ 197,779 $ 278,476 Less: subsidiary-level income taxes(3) (5,958) (2,505) Distributable Earnings before corporate income taxes 191,821 275,971 Percent to TPG Inc.(2) 33% 40% TPG Inc. Distributable Earnings before corporate income taxes 64,152 109,382 Less: corporate income taxes attributable to TPG Inc.(3) (5,085) (7,682) TPG Inc. After-tax Distributable Earnings 59,067 101,700 Estimated Class A common stock outstanding at Record Date(2) 123,596,915 147,640,663 TPG Inc. After-tax Distributable Earnings per Class A common stock 0.48 0.69 Target dividend policy 85% 85% Dividend per Class A common stock $ 0.41 $ 0.59 Note: TPG Inc. effective DE corporate income tax rate 7.9% 7.0% 1. Fee-Related Earnings does not include income tax expense. 2. For the purposes of calculating our per share metrics, estimated record date share count as of our earnings announcement is used given our dividend is based on our After-tax DE and all holders of Class A common stock at record date will be entitled to our dividend. Pursuant to the Transaction Agreement executed in connection with the Peppertree acquisition, 5,372,330 Common Units issued at the acquisition’s closing were excluded from the calculation of 2Q’25’s per share metrics and dividend. 3. Total income taxes consist of subsidiary-level income taxes at the TPG Operating Group level and corporate income taxes borne by TPG Inc. ($ in thousands) 1Q’25 2Q’25 Subsidiary-level income taxes $ 5,958 $ 2,505 Corporate income taxes 5,085 7,682 Total income taxes $ 11,043 $ 10,187 ($ in thousands, except share and per share amounts) 1Q’25 2Q’25 Fee-Related Earnings attributable to TPG Inc. Class A common stockholders Total Fee-Related Earnings(1) $ 181,562 $ 219,517 Percent to TPG Inc.(2) 33% 40% TPG Inc. Fee-Related Earnings 60,721 87,006 Estimated Class A common stock outstanding at Record Date(2) 123,596,915 147,640,663 TPG Inc. Fee-Related Earnings per Class A common stock $ 0.49 $ 0.59 Tie to: -Share Roll page for Shares -NG P&L for FRE, taxes, and Pretax DE

TPG | 27 Equity-Based Compensation Summary ($ in millions, except for share and per share amounts, as of June 30, 2025) Category Units Outstanding Compensation Expense QTD Compensation Expense YTD Unrecognized Compensation Expense Remaining Recognition Period(1) Other Awards: Legacy Equity, IPO-Related and Acquisition Awards(2) N/A $ 127.1 $ 248.5 $ 1,262.1 0.3 - 3.6 years Restricted Stock Units: Special Purpose Awards 12,068,263 30.6 62.7 261.1 2.9 years Ordinary Service Awards 9,752,374 44.1 86.9 382.0 2.9 years Total 21,820,637 201.8 398.1 1,905.2 Less: Non-employee portion of Awards(3) (470,335) (4.3) (8.7) Add: Market / Performance Condition Awards(4)(5) 4,627,957 10.7 23.3 Add: Other(6) N/A 1.4 2.8 Total Statement of Operations Equity-based compensation $ 209.6 $ 415.5 1. Represents the weighted average remaining recognition period across outstanding Restricted Stock Unit grants and other awards. 2. Represents units granted in TPG Partner Holdings and RemainCo Partner Holdings, plus other awards granted in conjunction with the firm’s IPO and successive acquisitions, including unvested common units in TPG Operating Group. 3. Considered a General, Administrative and Other expense for GAAP purposes. 4. Market and Performance Condition awards are not considered participating; these awards either (i) do not participate in dividends or (ii) accrue dividends only to be paid upon vesting. 5. Excludes 583,821 Market Condition awards that have vested, but have not yet been settled. 6. Represents units granted in TPG RE Finance Trust, Inc. and AG Mortgage Investment Trust, Inc. ▪ Equity-based compensation related to TPG Inc. Ordinary Service Awards totaled $44 million in 2Q’25; the total unrecognized compensation expense related to these Ordinary Service Awards amounted to $382 million at the end of 2Q’25, and is expected to be recognized over the next 2.9 years(1) Tie to: -Share roll for RSU awards -G P&L for total EBC

Fund Performance Metrics

($ in millions, as of 6/30/25) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Capital										
Capital Funds										
Air Partners	1993	$ 64	$ 64	$ 697	$ —	$ 697	81%	10.9x	73%	8.9x
TPG I	1994	721	696	3,095	—	3,095	47%	4.4x	36%	3.5x
TPG II	1997	2,500	2,554	5,010	—	5,010	13%	2.0x	10%	1.7x
TPG III	1999	4,497	3,718	12,360	—	12,360	34%	3.3x	26%	2.6x
TPG IV	2003	5,800	6,157	13,734	—	13,734	20%	2.2x	15%	1.9x
TPG V	2006	15,372	15,564	22,074	—	22,074	6%	1.4x	5%	1.4x
TPG VI	2008	18,873	19,220	33,399	129	33,528	14%	1.7x	10%	1.5x
TPG VII	2015	10,495	10,255	22,900	2,147	25,047	26%	2.4x	20%	2.0x
TPG VIII	2019	11,505	10,738	5,581	14,815	20,396	25%	1.9x	17%	1.6x
TPG IX	2022	12,014	8,203	117	11,302	11,419	39%	1.4x	22%	1.2x
Capital Funds		*81,841*	*77,169*	*118,967*	*28,393*	*147,360*	*23%*	*1.9x*	*15%*	*1.6x*
Asia Funds										
Asia I	1994	96	78	71	—	71	(3%)	0.9x	(10%)	0.7x
Asia II	1998	392	764	1,669	—	1,669	17%	2.2x	14%	1.9x
Asia III	2000	724	623	3,316	—	3,316	46%	5.3x	31%	3.8x
Asia IV	2005	1,561	1,603	4,089	—	4,089	23%	2.6x	17%	2.1x
Asia V	2007	3,841	3,257	5,439	120	5,559	10%	1.7x	6%	1.4x
Asia VI	2012	3,270	3,285	4,103	2,366	6,469	13%	1.9x	9%	1.6x
Asia VII	2017	4,630	4,584	3,745	4,719	8,464	18%	1.8x	11%	1.5x
Asia VIII	2022	5,259	2,681	184	3,622	3,806	36%	1.5x	17%	1.2x
Asia Funds		*19,773*	*16,875*	*22,616*	*10,827*	*33,443*	*20%*	*2.0x*	*14%*	*1.6x*
Healthcare Funds										
THP I	2019	2,704	2,430	889	3,025	3,914	20%	1.6x	11%	1.3x
THP II	2022	3,576	1,976	4	2,862	2,866	47%	1.6x	27%	1.3x
Healthcare Funds		*6,280*	*4,406*	*893*	*5,887*	*6,780*	*24%*	*1.6x*	*14%*	*1.3x*
Continuation Vehicles										
TPG AAF	2021	1,317	1,314	2,720	—	2,720	43%	2.1x	37%	1.9x
TPG AION	2021	207	207	—	142	142	(9%)	0.7x	(10%)	0.7x
Continuation Vehicles		*$ 1,524*	*$ 1,521*	*$ 2,720*	*$ 142*	*$ 2,862*	*35%*	*1.9x*	*29%*	*1.7x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 28

Fund Performance Metrics (Cont'd)

($ in millions, as of 6/30/25) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Growth										
Growth Funds										
STAR	2007	$ 1,264	$ 1,259	$ 1,895	$ —	$ 1,895	12%	1.5x	6%	1.3x
Growth II	2011	2,041	2,185	4,847	515	5,362	21%	2.6x	15%	2.0x
Growth III	2015	3,128	3,382	5,044	1,771	6,815	24%	2.0x	15%	1.6x
Growth IV	2017	3,739	3,624	4,566	3,290	7,856	20%	2.1x	14%	1.7x
Gator	2019	726	686	771	527	1,298	26%	1.9x	21%	1.6x
Growth V	2020	3,558	3,280	809	4,873	5,682	21%	1.7x	14%	1.4x
Growth VI	2023	4,285	1,456	5	1,819	1,824	85%	1.4x	31%	1.1x
Growth Funds		*18,741*	*15,872*	*17,937*	*12,795*	*30,732*	*19%*	*1.9x*	*13%*	*1.6x*
Tech Adjacencies Funds										
TTAD I	2018	1,574	1,497	1,179	1,517	2,696	20%	1.8x	15%	1.5x
TTAD II	2021	3,198	2,642	605	2,936	3,541	18%	1.4x	13%	1.3x
TTAD III		420	—	—	—	—	NM	NM	NM	NM
Tech Adjacencies Funds		*5,192*	*4,139*	*1,784*	*4,453*	*6,237*	*19%*	*1.5x*	*14%*	*1.4x*
TDM	2017	1,326	593	—	1,061	1,061	12%	1.8x	9%	1.5x
LSI	2023	410	180	—	178	178	(15%)	0.9x	(41%)	0.7x
TECA	2025	555	99	—	99	99	NM	NM	NM	NM
Platform: Impact										
The Rise Funds										
Rise I	2017	2,106	2,043	1,631	2,075	3,706	15%	1.8x	9%	1.4x
Rise II	2020	2,176	2,055	342	2,995	3,337	17%	1.6x	11%	1.4x
Rise III	2022	2,700	1,836	68	2,724	2,792	45%	1.5x	25%	1.3x
The Rise Funds		*6,982*	*5,934*	*2,041*	*7,794*	*9,835*	*18%*	*1.6x*	*11%*	*1.4x*
Rise Climate Funds										
Rise Climate I	2021	7,268	5,686	1,458	6,403	7,861	24%	1.4x	12%	1.2x
Rise Climate II[11]		5,823	—	—	—	—	NM	NM	NM	NM
Rise Climate Global South[11]		590	—	—	—	—	NM	NM	NM	NM
Rise Climate TI	2025	1,308	410	—	410	410	NM	NM	NM	NM
Rise Climate Funds		*14,989*	*6,096*	*1,458*	*6,813*	*8,271*	*24%*	*1.4x*	*12%*	*1.2x*
TSI	2018	333	133	368	—	368	35%	2.8x	25%	2.1x
Evercare	2019	621	451	32	499	531	3%	1.2x	(1%)	1.0x
TPG NEXT[12]	2023	$ 565	$ 19	$ 3	$ 16	$ 19	NM	NM	NM	NM

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 29

Fund Performance Metrics (Cont'd)

($ in millions, as of 6/30/25) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Real Estate										
TPG Real Estate Partners										
TREP II	2014	$ 2,065	$ 2,213	$ 3,556	$ 20	$ 3,576	28%	1.7x	18%	1.5x
TREP III	2018	3,722	4,311	3,427	2,506	5,933	14%	1.5x	9%	1.3x
TREP IV	2022	6,820	3,687	579	3,854	4,433	19%	1.2x	6%	1.1x
TPG Real Estate Partners		*12,607*	*10,211*	*7,562*	*6,380*	*13,942*	*21%*	*1.4x*	*12%*	*1.3x*
TAC+	2021	1,797	1,165	120	1,050	1,170	0%	1.0x	(2%)	1.0x
TRECO	2024	758	649	398	288	686	22%	1.2x	7%	1.1x
Platform: Market Solutions										
NewQuest Funds										
NewQuest I[12]	2011	390	291	767	—	767	48%	3.2x	37%	2.3x
NewQuest II[12]	2013	310	342	667	85	752	24%	2.3x	19%	1.8x
NewQuest III[12]	2016	541	543	549	247	796	8%	1.4x	5%	1.2x
NewQuest IV[12]	2020	1,000	964	150	1,288	1,438	15%	1.5x	8%	1.3x
NewQuest V[12]	2022	673	341	143	389	532	49%	1.5x	34%	1.3x
NewQuest Funds		*2,914*	*2,481*	*2,276*	*2,009*	*4,285*	*33%*	*1.8x*	*19%*	*1.4x*
TGS I[12]	2022	1,864	665	14	851	865	99%	1.4x	50%	1.2x
TGS II[12]		1,301	—	—	—	—	NM	NM	NM	NM
TPG GP Solutions		*3,165*	*665*	*14*	*851*	*865*	*99%*	*1.4x*	*50%*	*1.2x*
Platform: TPG Angelo Gordon										
Credit Solutions										
Credit Solutions										
Credit Solutions I	2019	1,805	1,801	1,991	714	2,705	16%	1.5x	12%	1.4x
Credit Solutions I Dislocation A	2020	909	602	795	—	795	34%	1.3x	27%	1.3x
Credit Solutions I Dislocation B	2020	308	176	211	—	211	28%	1.2x	21%	1.2x
Credit Solutions II	2021	3,134	3,040	857	3,002	3,859	15%	1.3x	11%	1.2x
Credit Solutions II Dislocation A	2022	1,310	868	901	118	1,019	18%	1.2x	13%	1.1x
Credit Solutions III	2024	4,005	505	1	634	635	NM	NM	NM	NM
Credit Solutions		*11,471*	*6,992*	*4,756*	*4,468*	*9,224*	*17%*	*1.4x*	*12%*	*1.3x*
Essential Housing										
Essential Housing I	2020	642	456	576	1	577	15%	1.3x	12%	1.2x
Essential Housing II	2021	2,534	1,071	781	596	1,377	16%	1.3x	12%	1.2x
Essential Housing III	2024	1,619	649	—	688	688	13%	1.1x	10%	1.1x
Essential Housing		*$ 4,795*	*$ 2,176*	*$ 1,357*	*$ 1,285*	*$ 2,642*	*16%*	*1.2x*	*12%*	*1.2x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 30

Fund Performance Metrics (Cont'd)

($ in millions, as of 6/30/25) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Credit Solutions (Cont'd)										
Hybrid Solutions		$ 155	$ —	$ —	$ —	$ —	NM	NM	NM	NM
Structured Credit & Specialty Finance										
ABC Fund I	2021	1,005	904	134	1,071	1,205	17%	1.4x	13%	1.3x
ABC Fund II	2024	880	305	—	317	317	NM	NM	NM	NM
Structured Credit & Specialty Finance		*1,885*	*1,209*	*134*	*1,388*	*1,522*	*17%*	*1.4x*	*13%*	*1.3x*
Middle Market Direct Lending[13]										
MMDL I	2015	594	572	846	—	846	14%	1.6x	10%	1.4x
MMDL II	2016	1,580	1,563	1,896	443	2,339	14%	1.7x	10%	1.5x
MMDL III	2018	2,751	2,547	2,491	1,195	3,686	13%	1.6x	9%	1.4x
MMDL IV	2020	2,671	2,586	1,571	1,979	3,550	15%	1.5x	11%	1.4x
MMDL IV Annex	2021	797	767	368	616	984	15%	1.4x	11%	1.3x
MMDL V	2022	3,924	2,233	270	2,277	2,547	17%	1.2x	13%	1.2x
MMDL VI		1,276	—	—	—	—	NM	NM	NM	NM
Middle Market Direct Lending		*13,593*	*10,268*	*7,442*	*6,510*	*13,952*	*14%*	*1.5x*	*10%*	*1.4x*
U.S. Real Estate										
Realty										
Realty I	1994	30	30	65	—	65	27%	2.2x	20%	1.9x
Realty II	1995	33	33	81	—	81	31%	2.4x	22%	2.2x
Realty III	1997	61	94	120	—	120	5%	1.3x	3%	1.3x
Realty IV	1999	255	332	492	—	492	11%	1.5x	8%	1.5x
Realty V	2001	333	344	582	—	582	32%	1.7x	26%	1.6x
Realty VI	2005	514	558	657	—	657	5%	1.2x	3%	1.1x
Realty VII	2007	1,257	1,675	2,544	—	2,544	17%	1.7x	12%	1.5x
Realty VIII	2011	1,265	2,136	2,774	130	2,904	15%	1.6x	11%	1.4x
Realty IX	2015	1,329	1,986	2,270	215	2,485	8%	1.4x	5%	1.2x
Realty Value X	2018	2,775	4,558	4,042	1,656	5,698	13%	1.4x	9%	1.3x
Realty Value XI	2022	2,589	2,213	882	1,622	2,504	13%	1.2x	4%	1.0x
Realty		*$ 10,441*	*$ 13,959*	*$ 14,509*	*$ 3,623*	*$ 18,132*	*14%*	*1.4x*	*9%*	*1.3x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 31

Fund Performance Metrics (Cont'd)

($ in millions, as of 6/30/25) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
U.S. Real Estate (Cont'd)										
Core Plus Realty										
Core Plus Realty I	2003	$ 534	$ 532	$ 876	$ —	$ 876	20%	1.6x	18%	1.5x
Core Plus Realty II	2006	794	1,112	1,456	—	1,456	11%	1.4x	8%	1.3x
Core Plus Realty III	2011	1,014	1,420	2,231	—	2,231	23%	1.8x	19%	1.6x
Core Plus Realty IV	2015	1,308	2,017	2,043	265	2,308	5%	1.2x	2%	1.1x
Core Plus Realty		*3,650*	*5,081*	*6,606*	*265*	*6,871*	*15%*	*1.5x*	*11%*	*1.4x*
Asia Real Estate										
Asia Realty										
Asia Realty I	2006	526	506	645	—	645	6%	1.3x	3%	1.2x
Asia Realty II	2010	616	602	1,071	—	1,071	24%	1.8x	16%	1.6x
Asia Realty III	2015	847	867	1,004	166	1,170	12%	1.4x	7%	1.2x
Asia Realty IV	2018	1,315	1,287	1,301	546	1,847	15%	1.4x	10%	1.3x
Asia Realty V	2022	2,007	953	114	1,018	1,132	22%	1.2x	7%	1.1x
Asia Realty		*5,311*	*4,215*	*4,135*	*1,730*	*5,865*	*13%*	*1.4x*	*8%*	*1.3x*
Japan Value										
Japan Value[14]	2023	417	204	2	239	241	81%	1.7x	34%	1.3x
Japan Value		*417*	*204*	*2*	*239*	*241*	*81%*	*1.7x*	*34%*	*1.3x*
Europe Real Estate										
Europe Realty I	2014	570	1,187	1,714	12	1,726	24%	2.0x	17%	1.7x
Europe Realty II	2017	843	1,758	1,778	515	2,293	8%	1.4x	6%	1.3x
Europe Realty III[15]	2019	1,515	2,125	877	1,404	2,281	10%	1.3x	6%	1.2x
Europe Realty IV[15]	2023	2,270	492	73	507	580	NM	NM	NM	NM
Europe Realty		*5,198*	*5,562*	*4,442*	*2,438*	*6,880*	*14%*	*1.5x*	*9%*	*1.4x*
Net Lease										
Net Lease Realty I	2006	159	209	457	—	457	18%	2.4x	14%	2.2x
Net Lease Realty II	2010	559	1,060	1,854	—	1,854	16%	2.4x	11%	2.0x
Net Lease Realty III	2013	1,026	2,413	2,692	809	3,501	13%	2.1x	8%	1.7x
Net Lease Realty IV	2019	997	1,942	1,386	863	2,249	10%	1.3x	6%	1.2x
Net Lease Realty V	2024	213	270	134	147	281	NM	NM	NM	NM
Net Lease		*$ 2,954*	*$ 5,894*	*$ 6,523*	*$ 1,819*	*$ 8,342*	*15%*	*1.9x*	*10%*	*1.6x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 32

TPG | 33 Significant Perpetual Funds ($ in millions, as of 6/30/25) Vintage AUM Total Fund Year(1) Return(10) Platform: Market Solutions TPEP Long/Short(16) 2013 $ 1,058 152% TPEP Long Only(17) 2019 699 69% T-POP(18) 2025 338 5% Platform: TPG Angelo Gordon Credit Solutions Corporate Credit Opportunities(19) 1988 317 10% Structured Credit & Specialty Finance MVP Fund(20) 2009 6,148 11% ABC Evergreen(20) 2024 1,898 NM Middle Market Direct Lending TCAP(21) 2022 3,788 10% MMDL Evergreen 2022 1,913 10% MMDL Offshore Evergreen 2024 1,033 NM Multi-Strategy Super Fund(20) 1993 $ 992 9% These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm’s CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 34 Fund Performance Metrics Notes “NM” signifies that the relevant data would not be meaningful. Performance metrics are generally deemed “NM” when, among other reasons, there has been limited time since initial investment. Performance metrics generally exclude amounts attributable to the fund’s general partner, its affiliated entities and “friends-of-the-firm” entities that generally pay no or reduced management fees and performance allocations. These metrics also represent an average of returns for all included investors and do not necessarily reflect the actual return of any particular investor. Amounts shown are in U.S. dollars. Unless otherwise noted, when an investment is made in another currency, (i) Capital Invested is calculated using the exchange rate at the time of the investment, (ii) Unrealized Value is calculated using the exchange rate at the period end and (iii) Realized Value reflects actual U.S. dollar proceeds to the fund. 1) Vintage Year represents the year in which the fund consummated its first investment (or, if earlier, received its first capital contributions from investors). For platforms other than TPG Angelo Gordon, for consistency with prior reporting, however, the Vintage Year classification of any fund that held its initial closing before 2018 represents the year of such fund’s initial closing. 2) Capital Committed represents the amount of inception to date commitments a particular fund has received. Certain of our newer vintage funds are actively fundraising and capital committed is subject to change. 3) Capital Invested represents cash outlays by the fund for its investments, whether funded through investor capital contributions or borrowing under the fund’s credit facility. For TPG AG Credit funds, Capital Invested represents inception-to-date investor contributed capital net of returned contributions, excluding borrowings under the fund’s credit facility. 4) Realized Value represents total cash received or earned by the fund in respect of such investment or investments through the period end, including all interest, dividends and other proceeds. For TPG AG Credit funds, Realized Value represents inception-to-date capital distributed by the fund, including any performance distributions net of recalled distributions, if any. 5) Unrealized Value, with respect to an investment in a publicly traded security, is based on the closing market price of the security as of the period end on the principal exchange on which the security trades, as adjusted by the general partner for any restrictions on disposition. Unrealized Value, with respect to an investment that is not a publicly traded security, represents the general partner’s estimate of the unrealized fair value of the fund’s investment. Unrealized Value, with respect to TPG AG Credit funds, represents the ending NAV for such fund, which is the period end ending capital balances of the investors and general partner. Valuations entail a degree of subjectivity, and therefore actual value may differ from such estimated value and these differences may be material and adverse. Except as otherwise noted, valuations are as of the period end. 6) Total Value is the sum of Realized Value and Unrealized Value of investments. 7) Gross IRR and Gross MoM represent investment level performance by the fund and incorporates the impact of fund level credit facilities, to the extent utilized by the fund. Gross IRR and Gross MoM are calculated by adjusting Net IRR and Net MoM to generally approximate investor performance metrics excluding management fees, fund expenses (other than interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments) and performance allocations. Gross IRR is the discount rate at which (i) the present value of all Capital Invested in an investment or investments is equal to (ii) the present value of all realized and unrealized returns from such investment or investments. Gross IRR and Gross MoM for TPG AG Credit funds are calculated at the fund level and do not consider the impact of credit facilities and exclude fund expenses. 8) Net IRR represents the compound annualized return rate (i.e., the implied discount rate) of a fund, which is calculated using investor cash flows in the fund, including cash received from capital called from investors, cash distributed to investors and the investors’ ending capital balances as of the period end. Net IRR is the discount rate at which (i) the present value of all capital contributed by investors to the fund (which excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital) is equal to (ii) the present value of all cash distributed to investors and the investors’ ending capital balances. 9) Net MoM represents the multiple-of-money on contributions to the fund by investors. Net MoM is calculated as the sum of cash distributed to investors and the investors’ ending capital balances as of the period end, divided by the amount of capital contributed to the fund by investors (which amount excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital). 10) Total Return represents net performance data for investors (excluding certain classes/series with special fee arrangements), net of all expenses including actual quarterly management fees payable by the fund and the accrual of carried interest to the general partner. 11) The Rise Climate Global South Fund excludes a $500 million commitment ($360 million of which was closed as of June 30, 2025) from ALTÉRRA Transformation LP made to a separate vehicle for purposes of deploying catalytic capital in connection with investments located in the Global South made by the Rise Climate II Fund and the Rise Climate Global South Fund. 12) Unless otherwise specified, the fund performance information presented above for certain funds is, due to the nature of their strategy, as of March 31, 2025.

TPG | 35 Fund Performance Metrics Notes (Cont’d) 13) Each Middle Market Direct Lending fund is comprised of four vehicles: onshore levered, onshore unlevered, offshore levered and offshore unlevered. Capital Committed, Capital Invested, Realized Value, Unrealized Value and Total Value for each fund are presented on a consolidated basis across the four vehicles. Performance metrics are presented only for the onshore levered vehicle of each fund. The Net IRRs and Net MoMs for TPG AG Middle Market Direct Lending funds on a consolidated basis were: (i) for the onshore unlevered vehicles, 7% and 1.3x, (ii) for the offshore levered vehicles, 9% and 1.3x and (iii) for the offshore unlevered vehicles, 7% and 1.2x. 14) Japanese-Yen denominated fund. Commitments, Capital Invested and Realized Value are calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. 15) Includes Euro denominated fund entity with Commitments, Capital Invested and Realized Value calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. Performance metrics only reflects capital committed in U.S. dollars, which represents the majority of capital committed to each fund. Net IRR and Net MoM were: (i) for the euro-denominated vehicle of Europe Realty III, 4% and 1.1x and (ii) for the euro-denominated vehicle of Europe Realty IV, NM and NM. 16) These performance estimates represent the composite performance of TPG Public Equity Partners, LP and TPG Public Equity Partners Master Fund, L.P., adjusted as described below. The performance estimates are based on an investment in TPG Public Equity Partners, LP made on September 1, 2013, the date of TPEP’s inception, with the performance estimates for the period from January 1, 2016 to present being based on an investment in TPG Public Equity Partners Master Fund, L.P. made through TPG Public Equity Partners-A, L.P., the “onshore feeder.” As of June 30, 2025, TPEP Long/Short had estimated inception-to-date gross returns of 212% and net returns of 152%. Gross performance figures (i) are presented after any investment-related expenses, net interest, other expenses and the reinvestment of dividends; (ii) include any gains or losses from “new issue” securities; and (iii) are adjusted for illustration purposes to reflect the reduction of a hypothetical 1.5% annual management fee. 17) These performance estimates represent performance for TPEP Long Only and are based on an investment in TPEP Long Only made on May 1, 2019, the date of TPEP Long Only’s inception, through TPG Public Equity Partners Long Opportunities-A, L.P., the “onshore feeder.” As of June 30, 2025, TPEP Long Only had estimated inception-to-date gross returns of 70% and net returns of 69%. Gross performance figures are presented after any investment-related expenses, a 1% annual management fee, net interest, other expenses and the reinvestment of dividends, and include any gains or losses from “new issue” securities. 18) T-POP Total Return reflects a per unit return based on Class R-S, including reinvestment of any dividends received during the period (if applicable), and no upfront selling commission, net of all fees and expenses incurred by T-POP. Total Return for Class R-I is 5%. 19) Total Return includes onshore investors participating directly through the master fund and investors through the offshore vehicle. Total Return for the offshore vehicle was 4%. 20) Total Returns for onshore funds only. Total Returns for the offshore vehicles were: (i) for the MVP Fund, 11%, (ii) for ABC Evergreen, NM and (iii) for the Super Fund, 8%. 21) Total Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Inception-to-date figures for Class I, Class D, and Class S shares use the initial offering price per share as the beginning NAV. Total Return presented is for Class I and is prior to the impact of any potential upfront placement fees. An investment in TCAP is subject to a maximum upfront placement fee of 1.5% for Class D and 3.5% for Class S, which would reduce the amount of capital available for investment, if applicable. There are no upfront placement fees for Class I shares. Total Return has been annualized for periods less than or greater than one year.

TPG | 36 GAAP Statements of Operations Expanded (Unaudited) ($ in thousands) 2Q’24 3Q’24 4Q’24 1Q’25 2Q’25 2Q’25 YTD Revenues Fees and other $ 522,800 $ 524,733 $ 527,248 $ 543,455 $ 569,074 $ 1,112,529 Capital allocation-based income 221,394 330,670 549,166 491,421 351,463 842,884 Total revenues 744,194 855,403 1,076,414 1,034,876 920,537 1,955,413 Expenses Compensation and benefits: Cash-based compensation and benefits 191,486 205,641 231,865 223,570 208,621 432,191 Equity-based compensation 227,542 242,405 308,457 205,832 209,622 415,454 Performance allocation compensation 133,753 223,637 376,229 298,705 233,437 532,142 Total compensation and benefits 552,781 671,683 916,551 728,107 651,680 1,379,787 General, administrative and other 170,184 141,262 120,655 164,311 182,335 346,646 Depreciation and amortization 32,079 32,400 37,942 31,382 30,808 62,190 Interest expense 21,502 21,789 23,098 24,060 25,308 49,368 Total expenses 776,546 867,134 1,098,246 947,860 890,131 1,837,991 Investment income (loss) Net gains (losses) from investment activities (16,652) (8,483) 1,007 (2,087) (791) (2,878) Interest, dividends and other 13,816 12,670 43,353 9,248 9,722 18,970 Total investment income (loss) (2,836) 4,187 44,360 7,161 8,931 16,092 Income (loss) before income taxes (35,188) (7,544) 22,528 94,177 39,337 133,514 Income tax expense 22,390 13,881 11,434 6,349 9,226 15,575 Net income (loss) (57,578) (21,425) 11,094 87,828 30,111 117,939 Net income (loss) attributable to non-controlling interests in TPG Operating Group (57,292) (33,503) (30,095) (12,099) (30,865) (42,964) Net income (loss) attributable to other non-controlling interests 13,691 3,117 28,209 74,534 46,035 120,569 Net income (loss) attributable to TPG Inc. $ (13,977) $ 8,961 $ 12,980 $ 25,393 $ 14,941 $ 40,334 Tie to: -G P&L at front of deck -G-NG recon

TPG | 37 Non-GAAP Financial Measures Expanded See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. ($ in thousands) 2Q’24 3Q’24 4Q’24 1Q’25 2Q’25 2Q’25 YTD 2Q’25 LTM Fee-Related Revenues Management fees $ 413,275 $ 407,163 $ 402,588 $ 413,160 $ 450,463 $ 863,623 $ 1,673,374 Fee-related performance revenues 4,485 5,557 19,116 6,201 6,768 12,969 37,641 Transaction, monitoring and other fees, net 34,146 43,153 36,189 53,973 34,835 88,808 168,151 Other income 7,090 3,969 3,518 2,930 3,053 5,983 13,470 Fee-Related Revenues 458,996 459,842 461,410 476,264 495,119 971,383 1,892,635 Fee-Related Expenses Cash-based compensation and benefits, net 164,746 174,514 168,058 193,549 174,345 367,894 710,466 Fee-related performance compensation 2,242 2,778 9,558 3,100 3,384 6,484 18,820 Operating expenses, net 90,744 91,783 93,969 98,053 97,873 195,926 381,678 Fee-Related Expenses 257,732 269,075 271,585 294,702 275,602 570,304 1,110,964 Fee-Related Earnings 201,264 190,767 189,825 181,562 219,517 401,079 781,671 Realized performance allocations, net 25,979 32,112 104,939 39,621 87,037 126,658 263,709 Realized investment income and other, net 5,910 (2,529) (1,769) (3,962) (5,716) (9,678) (13,976) Depreciation expense (4,722) (5,045) (5,005) (4,950) (5,157) (10,107) (20,157) Interest expense, net (7,672) (9,118) (9,332) (14,492) (17,205) (31,697) (50,147) Distributable Earnings 220,759 206,187 278,659 197,779 278,476 476,255 961,101 Income taxes (14,120) (16,742) (18,093) (11,043) (10,186) (21,229) (56,065) After-Tax Distributable Earnings $ 206,639 $ 189,445 $ 260,566 $ 186,736 $ 268,290 $ 455,026 $ 905,037 Tie to: -NG P&L at front -G-NG qtrly in recon section

Reconciliations and Disclosures

TPG | 39 GAAP to Non-GAAP Financial Measures Reconciliation ($ in thousands) 2Q’24 3Q’24 4Q’24 1Q’25 2Q’25 2Q’25 YTD 2Q25 LTM GAAP Revenue $ 744,194 $ 855,403 $ 1,076,414 $ 1,034,876 $ 920,537 $ 1,955,413 $ 3,887,230 Capital-allocation based income (221,394) (330,670) (549,166) (491,421) (351,463) (842,884) (1,722,720) Expense reimbursements (50,227) (62,652) (58,503) (59,409) (66,646) (126,055) (247,210) Investment income and other (13,577) (2,239) (7,335) (7,782) (7,309) (15,091) (24,665) Fee-Related Revenues $ 458,996 $ 459,842 $ 461,410 $ 476,264 $ 495,119 $ 971,383 $ 1,892,635 GAAP Expenses $ 776,546 $ 867,134 $ 1,098,246 $ 947,860 $ 890,131 $ 1,837,991 $ 3,803,371 Depreciation and amortization expense (32,079) (32,400) (37,942) (31,382) (30,808) (62,190) (132,532) Interest expense (21,502) (21,789) (23,098) (24,060) (25,308) (49,368) (94,255) Expense reimbursements (50,227) (62,652) (58,503) (59,409) (66,646) (126,055) (247,210) Performance allocation compensation (133,753) (223,637) (376,229) (298,705) (233,437) (532,142) (1,132,008) Equity-based compensation (227,542) (242,405) (308,457) (205,832) (209,622) (415,454) (966,316) Non-core expenses and other (53,711) (15,176) (22,432) (33,770) (48,708) (82,478) (120,086) Fee-Related Expenses $ 257,732 $ 269,075 $ 271,585 $ 294,702 $ 275,602 $ 570,304 $ 1,110,964 ($ in thousands) 2Q’24 3Q’24 4Q’24 1Q’25 2Q’25 2Q’25 YTD 2Q25 LTM Net (loss) income $ (57,578) $ (21,425) $ 11,094 $ 87,828 $ 30,111 $ 117,939 $ 107,608 Net income attributable to other non-controlling interests (13,691) (3,117) (28,209) (74,534) (46,035) (120,569) (151,895) Amortization expense 24,004 24,003 25,580 23,737 22,959 46,696 96,279 Equity-based compensation 225,919 243,287 310,297 211,380 213,662 425,042 978,626 Unrealized performance allocations, net (13,417) (46,395) 4,358 (45,825) 13,341 (32,484) (74,521) Unrealized investment income (5,344) (11,525) (40,186) (17,668) 19,288 1,620 (50,091) Income taxes 8,585 (2,863) (6,932) (4,652) (957) (5,609) (15,404) Non-recurring and other 38,161 7,480 (15,436) 6,470 15,921 22,391 14,435 After-tax Distributable Earnings 206,639 189,445 260,566 186,736 268,290 455,026 905,037 Income taxes 14,120 16,742 18,093 11,043 10,186 21,229 56,064 Distributable Earnings 220,759 206,187 278,659 197,779 278,476 476,255 961,101 Realized performance allocations, net (25,979) (32,112) (104,939) (39,621) (87,037) (126,658) (263,709) Realized investment income and other, net (5,910) 2,529 1,769 3,962 5,716 9,678 13,976 Depreciation expense 4,722 5,045 5,005 4,950 5,157 10,107 20,157 Interest expense, net 7,672 9,118 9,332 14,492 17,205 31,697 50,147 Fee-Related Earnings $ 201,264 $ 190,767 $ 189,825 $ 181,562 $ 219,517 $ 401,079 $ 781,671 Tie to: -NG P&L at front -NG qtrly P&L -G P&L at front -G qtrly P&L

TPG | 40 GAAP to Non-GAAP Balance Sheet Highlights Reconciliation ($ in thousands) 1Q’25 2Q’25 Cash and cash equivalents - GAAP $ 821,971 $ 1,112,027 Impact of other consolidated entities (702,125) (942,524) Cash and cash equivalents - Non-GAAP 119,846 169,503 GAAP Investments 7,906,088 7,932,744 Equity method and other investments (1,710,215) (1,843,471) Accrued performance allocation compensation (4,435,527) (4,507,026) Impact of other consolidated entities (740,548) (575,419) Net accrued performance 1,019,798 1,006,828 GAAP Investments 7,906,088 7,932,744 Accrued performance allocations (6,195,873) (6,089,273) Impact of other consolidated entities (447,479) (480,538) Investments in funds $ 1,262,736 $ 1,362,933 Tie to: -G B/S page -NG B/S page

TPG | 41 Additional Information Dividend Policy Our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of TPG Inc.’s share of distributable earnings attributable to the TPG Operating Group, subject to adjustment as determined by our board of directors and, until the Sunset, our Executive Committee to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of our board of directors and, until the Sunset, our Executive Committee and the board of directors and Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and, until the Sunset, our Executive Committee after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. Certain of our existing credit facilities include, and any financing arrangement that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, the TPG Operating Group is generally prohibited under Delaware law from making a distribution to a limited partner to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the TPG Operating Group (with certain exceptions) exceed the fair value of its assets. Subsidiaries of the TPG Operating Group are generally subject to similar legal limitations on their ability to make distributions to the TPG Operating Group. Non-GAAP Financial Measures In this presentation, we disclose non-GAAP financial measures, including Distributable Earnings (“DE”), After-tax DE, Fee-Related Earnings (“FRE”), Fee-Related Earnings margin (“FRE Margin”), fee-related revenues (“FRR”), and fee-related expenses. These measures are not financial measures under GAAP and should not be considered as substitutes for net income, revenues or total expenses, and they may not be comparable to similarly titled measures reported by other companies. These measures should be considered in addition to GAAP measures. We use these measures to assess the core operating performance of our business, and further definitions can be found on the following pages.

TPG | 42 Definitions After-tax Distributable Earnings (“After-tax DE”) is a non-GAAP performance measure of our distributable earnings after reflecting the impact of income taxes. We use it to assess how income tax expense affects amounts available to be distributed to our Class A common stockholders and Common Unit holders. After-tax DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include the items described in the definition of DE herein; however, unlike DE, it does reflect the impact of income taxes. Income taxes, for purposes of determining After-tax DE, represent the total U.S. GAAP income tax expense adjusted to include only the current tax expense (benefit) calculated on U.S. GAAP net income before income tax and includes the current payable under our Tax Receivable Agreement. Further, the current tax expense (benefit) utilized when determining After-tax DE reflects the benefit of deductions available to the Company on certain expense items that are excluded from the underlying calculation of DE, such as equity-based compensation charges. We believe that including the amount currently payable under the Tax Receivable Agreement and utilizing the current income tax expense (benefit), as described above, when determining After-tax DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders. Assets Under Management (“AUM”) represents the sum of: i) fair value of the investments and financial instruments held by our private equity, credit and real estate funds (including fund-level asset-related leverage), other than as described below, as well as related co-investment vehicles managed or advised by us, plus the capital that we are entitled to call from investors in those funds and vehicles, pursuant to the terms of their respective capital commitments, net of outstanding leverage associated with subscription-related credit facilities, and including capital commitments to funds that have yet to commence their investment periods; ii) the gross amount of assets (including leverage where applicable) for our real estate investment trusts and BDCs; iii) the net asset value of certain of our hedge funds; and iv) the aggregate par amount of collateral assets, including principal cash, for our collateralized loan obligation vehicles. Our definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds that we manage, or calculated pursuant to any regulatory definitions. AUM Not Yet Earning Fees represents the amount of capital commitments to TPG’s funds and co-investment vehicles that has not yet been invested or considered active, and as this capital is invested or activated, the fee-paying portion will be included in FAUM. AUM Subject to Fee-Earning Growth represents capital commitments that when deployed have the ability to grow our fees through earning new management fees (AUM Not Yet Earning Fees) or when management fees can be charged at a higher rate as capital is invested or for certain funds as management fee rates increase during the life of a fund (FAUM Subject to Step- Up). Available capital is the aggregate amount of unfunded capital commitments and recallable distributions that partners have committed to our funds and co-investment vehicles to fund future investments. Available capital is reduced for investments completed using fund-level subscription-related credit facilities. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to our investment funds and co-investment vehicles to make future investments. Capital invested is the aggregate amount of capital invested during a given period by our investment funds, co-investment vehicles and CLOs, as well as increases in gross assets of certain perpetual funds. It excludes certain hedge fund activity, but includes investments made using investment financing arrangements like credit facilities, as applicable. We believe this measure is useful to investors as it measures capital deployment across the firm. Capital raised is the aggregate amount of subscriptions and capital raised by our investment funds and co-investment vehicles during a given period, as well as the senior and subordinated notes issued through our CLOs and equity raised through our perpetual vehicles. We believe this measure is useful to investors as it measures access to capital across TPG and our ability to grow our management fee base. Catch-up fees, also known as out of period management fees, represent fees paid in any given period that are related to a prior period, usually due to a new limited partner coming into a fund in a subsequent close.

TPG | 43 Definitions (Cont’d) Distributable Earnings (“DE”) is used to assess performance and amounts potentially available for distributions to partners. DE is derived from and reconciled to, but not equivalent to, its most directly comparable U.S. GAAP measure of net income. DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include (i) unrealized performance allocations and related compensation expense, (ii) unrealized investment income, (iii) equity-based compensation expense, (iv) amortization, (v) net income (loss) attributable to non-controlling interests in consolidated entities, or (vi) certain other items, such as contingent reserves. Excluded Assets refers to the assets and economic entitlements transferred to RemainCo listed in Schedule A to the master contribution agreement entered into in connection with the Reorganization (as defined herein), which primarily include (i) minority interests in certain sponsors unaffiliated with TPG, (ii) the right to certain performance allocations in TPG funds, (iii) certain co-invest interests and (iv) cash. FAUM Subject to Step-Up represents capital raised within certain funds where the management fee rate increases once capital is invested or as a fund reaches a certain point in its life where the fee rate for certain investors increases. FAUM Subject to Step-Up is included within FAUM. Fee-Related Earnings (“FRE”) is a supplemental performance measure and is used to evaluate our business and make resource deployment and other operational decisions. FRE differs from net income computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of DE and also adjusts to exclude (i) realized performance allocations and related compensation expense, (ii) realized investment income from investments and financial instruments, (iii) net interest (interest expense less interest income), (iv) depreciation, and (v) certain non-core income and expenses. We use FRE to measure the ability of our business to cover compensation and operating expenses from fee revenues other than capital allocation- based income. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Fee-Related Earnings margin (“FRE margin”) is defined as Fee-Related Earnings divided by fee-related revenues. Fee-related expenses is a component of FRE. Fee-related expenses differs from expenses computed in accordance with U.S. GAAP in that it is net of certain reimbursement arrangements and does not include performance allocation compensation. Fee-related expenses is used in management’s review of the business. Fee-related revenues (“FRR”) is a component of FRE. Fee-related revenues is comprised of (i) management fees, (ii) fee-related performance revenues, (iii) transaction, monitoring and other fees, net, and (iv) other income. Fee-related performance revenues refers to incentive fees from perpetual capital vehicles that are: (i) measured and expected to be received on a recurring basis and (ii) not dependent on realization events from the underlying investments. Fee-related revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes certain reimbursement expense arrangements. Fee-earning AUM (“FAUM”) represents only the AUM from which we are entitled to receive management fees. FAUM is the sum of all the individual fee bases that are used to calculate our management fees and differs from AUM in the following respects: (i) assets and commitments from which we are not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which we are entitled to receive only performance allocations or are otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in our credit and real estate funds, have different methodologies for calculating management fees that are not based on the fair value of the respective funds’ underlying investments. We believe this measure is useful to investors as it provides additional insight into the capital base upon which we earn management fees. Our definition of FAUM is not based on any definition of AUM or FAUM that is set forth in the agreements governing the investment funds and products that we manage. Investment Appreciation / (Depreciation) represents fund appreciation for our private equity and real estate funds and gross returns for our credit funds. IPO refers to our initial public offering of Class A common stock of TPG Inc. that was completed on January 18, 2022. Loan Level Return, with respect to our CLOs, represents gross returns which are presented on a total return basis for invested assets held, excluding any financing costs or operating fees incurred and using a time-weighted return methodology. Returns over multiple periods are calculated by geometrically linking each period’s return over time. Net accrued performance represents both unrealized and undistributed performance allocations and fee-related performance revenues resulting from our general partner interests in investment funds that we manage. We believe this measure is useful to investors as it provides additional insight into the accrued performance to which the TPG Operating Group Common Unit holders are expected to receive. Non-GAAP Financial Measures represent financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. We use these measures to assess the core operating performance of our business.

TPG | 44 Definitions (Cont’d) Operating profit margin is defined as U.S. GAAP net income divided by U.S. GAAP total revenue. Performance Eligible AUM refers to the AUM that is currently, or may eventually, produce performance allocations or fee-related performance revenues. All funds for which we are entitled to receive a performance allocation, incentive fee or fee-related performance revenue are included in Performance Eligible AUM. Performance Generating AUM refers to the AUM of funds we manage that are currently above their respective hurdle rate or preferred return, and profit of such funds are being allocated to, or earned by, us in accordance with the applicable limited partnership agreements or other governing agreements. Perpetual Capital refers to AUM that has an indefinite term, and for which there is no predetermined requirement to return invested capital to investors upon the realization of investments. We do not consider this AUM to be permanent without exception, as it can be subject to material reductions and even termination. Perpetual capital is subject to material reductions from changes in valuation and withdrawals by, or payments to, investors and clients as well as termination by a client of, or failure to renew, its investment management agreement with TPG. Realizations represent proceeds from the disposition of investments and current income, and in the case of credit funds, distributions sourced from realization proceeds. RemainCo refers to, collectively, Tarrant Remain Co I, L.P., a Delaware limited partnership, Tarrant Remain Co II, L.P., a Delaware limited partnership, and Tarrant Remain Co III, L.P., a Delaware limited partnership, which owns the Excluded Assets, and Tarrant Remain Co GP, LLC, a Delaware limited liability company serving as their general partner. Reorganization refers to the corporate reorganization, which included a corporate conversion of TPG Partners, LLC to a Delaware corporation named TPG Inc., in conjunction with the IPO. Unless the context suggests otherwise, references in this report to “TPG”, “the Company”, “we”, “us” and “our” refer (i) prior to the completion of the Reorganization and IPO to TPG Group Holdings SBS, L.P. and its consolidated subsidiaries and (ii) from and after the completion of the Reorganization and IPO to TPG Inc. and its consolidated subsidiaries. Total participating shares outstanding refers to the sum of (i) shares (Class A voting, Class A non-voting and TPG Operating Group Common Units) and (ii) share-based payment awards with non-forfeitable rights to dividends that benefit from the distribution of profits from TPG Operating Group at the end of any given period. This does not include shares or restricted stock units (i) whose dividends accrue to be paid on vesting or (ii) which do not participate in dividends. TPG Operating Group refers (i) for periods prior to giving effect to the Reorganization, to the TPG Operating Group partnerships and their respective consolidated subsidiaries; (ii) for periods beginning after giving effect to the Reorganization through November 1, 2023, (A) to the TPG Operating Group partnerships and their respective consolidated subsidiaries and (B) not to RemainCo and (iii) for periods after November 1, 2023, to TPG Operating Group II, L.P., a Delaware limited partnership, and its respective consolidated subsidiaries, including TPG Operating Group I, L.P. and TPG Operating Group III, L.P.